                       AMENDMENT TO AUCTION PARTICIPATION AND
                            LICENSE PARTITIONING AGREEMENT

     This AMENDMENT (the "Amendment") is made and entered into this 6th day of November, 1998 (the "Amendment Date"), by and between Intek Global Corp. ("Intek"), a corporation organized under the laws of the State of Delaware with principal offices at 214 Carnegie Center, Suite 304, Princeton, New Jersey 08540-6237, Intek License Acquisition Corp. ("ILAC"), a corporation organized under the laws of the State of Delaware with principal offices at 24327 Van Owen Street, West Hills, California 91307 and the National Rural Telecommunications Cooperative ("NRTC"), a non-profit cooperative organized under the laws of the District of Columbia with principal offices at 2201 Cooperative Way, Suite 400, Herndon, Virginia 20171.

                                     WITNESSETH:

     WHEREAS, the parties entered into an Auction Participation and License Partitioning Agreement dated August 17, 1998 (the "Auction Agreement") pursuant to which the parties agreed to participate jointly in the auction held by the Federal Communications Commission (the "FCC") for certain Phase II licenses in the 220-222 MHz band (the "220 MHz Band");

     WHEREAS, in the Auction Agreement, the parties agreed to a process that would enable each party to carry out its 220 MHz Band communications services plans in the most efficient and economical manner, through cooperation and post-auction license partitioning, disaggregation and assignments of specified Target Licenses won in the 220 MHz Band auction, thereby enabling each party to purchase the geographic portions of the various licenses in nationwide ("NWAs"), regional ("REAGs") and Economic Areas ("EAs") in which each is interested;

     WHEREAS, in accordance with the terms of the Auction Agreement, ILAC entered the 220 MHz Band auction, and ILAC was the successful high bidder for certain 220 MHz Band licenses (the "Acquired Licenses"); and

      WHEREAS, the parties have agreed to further define their rights and obligations as to the Acquired Licenses and now are desirous of further memorializing in this Amendment their current understandings regarding the assignment, disaggregation and partitioning of the Acquired Licenses.

     NOW, THEREFORE, in consideration of the foregoing and of the respective representations, warranties, agreements and conditions contained herein, the parties hereto agree as follows:

1. Except to the extent that a new definition is provided in this Amendment, all Capitalized terms used herein shall have the meaning defined for such terms in the Agreement.

2. NRTC hereby acknowledges that to the best of its knowledge Intek and ILAC have fully performed their obligations under Section 2 of the Auction Agreement.

3. Notwithstanding any provision of the Auction Agreement, and in furtherance of the obligations set forth in Section 1 of the Agreement, the parties hereby agree as follows:

          (a) Nationwide license Block L shall be retained in its entirety to ILAC; nationwide license Block K shall be partitioned or assigned in its entirety to NRTC. The parties agree that ILAC shall bear the construction obligations pursuant to Section 90.769 of the Commission's Rules with respect to Nationwide Block L and NRTC shall bear the construction obligations pursuant to Section 90.769 of the FCC's Rules with respect to Nationwide Block K.

          (b) As set forth on Exhibit 1 to this Amendment, REAG licenses on Block J for all regions shall be disaggregated by assigning the upper eight
(8) channel pairs to ILAC and the lower seven (7) channel pairs to NRTC. The parties agree to share the construction obligations pursuant to Section
90.767 with respect to the REAG licenses on Regional Block J. The parties shall negotiate and enter into a Construction Agreement with respect to such obligations, which Construction Agreement shall provide for mutual options between the parties to acquire partitioned areas which remain unconstructed three years after the grant of the license.

          (c) For each Acquired License, Exhibit 1 to this Amendment sets forth (i) whether the license is to be assigned, partitioned or disaggregated in its entirety to ILAC or NRTC or jointly to both parties, (ii) the cost of the successful bid in the 220 MHz Band auction for each Acquired License to be borne respectively by ILAC and NRTC and (iii) the apportionment of the construction obligations pursuant to the FCC's Rules.

          (d) For each EA license to be jointly partitioned between NRTC and ILAC, Exhibit 2 to this Amendment, sets forth the areas to be partitioned in accordance with Section 1.2 of the Auction Agreement, which areas partition to ILAC from the EA license a 45 mile service area from the coordinates of the base stations of all Intek 220 MHz systems currently licensed to Intek or one of its affiliates or for which Intek or its affiliates has a binding contractual commitment or option to acquire.

          (e) The E Block license in EA 147 shall be disaggregated by assigning five (5) channel pairs to Intek and five (5) channel pairs to NRTC. The parties shall bear the purchase price of the license for EA 147, E Block equally.

          (f) Notwithstanding any provision of the Auction Agreement, NRTC shall contribute to the payments due to the FCC from ILAC high bids in the 220 MHz Band auction for the Acquired Licenses that amount for each NRTC License as reflected on Schedule 1 hereto, which amounts total $5,576,600.00 (the "NRTC Payments"). NRTC Payments shall be made in accordance with the terms and conditions of that certain Escrow Agreement entered into between the parties on September 10, 1998 (the "Escrow Agreement"). NRTC shall make such payment into the Escrow not later than five (5) business days prior to the date payment on the Acquired Licenses is due to the FCC upon the FCC's release of a Public Notice announcing that it is prepared to grant the Acquired Licenses in the amount equal to $1,533,402.00 (the "NRTC Supplemental Deposit").

          (g) Notwithstanding any provision of the Auction Agreement, NRTC shall make such payments as necessary to make payment to ILAC of fifty percent (50%) of those certain penalties (the "Withdrawal Penalties") imposed on ILAC by the FCC for withdrawal of the high bids in the 220 MHz Band auction as set forth in Exhibit 3 to this Amendment. Exhibit 3 to this Amendment sets forth (i) certain licenses for which ILAC withdrew high bids during the auction, (ii) the amount of such ILAC high bid, (iii) the amount of the winning bid, if any, for that license in the auction, (iv) the amount of the Withdrawal Penalty for that license or the contingent liability for a Withdrawal Penalty. NRTC, in addition, shall make such further payments from time to time to ILAC in an amount equal to 50% of any Withdrawal Penalties assessed by the FCC within five (5) business days of its receipt on written notice from ILAC of any request by the FCC for further payments of Withdrawal Penalties. NRTC shall be entitled to receive from ILAC 50% of the amounts of any monies refunded to ILAC by the FCC that were withheld in anticipation of the Withdrawal Penalties within five (5) business days of ILAC's receipt of such funds.

          (h) NRTC's failure to timely make any payments due under the Auction Agreement or this Amendment shall be deemed a material breach of the Auction Agreement, and shall entitle ILAC to apply any funds then held in escrow as necessary to pay such amounts as are due and owing. ILAC shall not have any obligation to apply for a partitioned license until such time as all amounts then due and owing are paid in full.

4. Section 3.2.1 of the Auction Agreement is hereby deleted in its entirety, and the following Section 3.2.1 is hereby inserted in its stead:

NRTC has designated eleven (11) states (the "Designated States"). The Designated States are as follows: Alaska, Arizona, Arkansas, Kentucky, Louisiana, Nebraska, New Mexico, North Carolina, Oklahoma, Texas and Washington.

5. Sections 3.2.2 and of the Auction Agreement is hereby deleted in its entirety.

6. Each of Intek, ILAC and NRTC hereby restate and confirm as of the date hereof the truth and accuracy in all material respects of the representations and warranties contained in Sections 10.1 and 10.2, respectively of the Auction Agreement.

7. Except as expressly amended by the terms of this Amendment, the Auction Agreement remains in full force and effect between the parties.

  In Witness whereof, the parties have hereunto set their hands and seals this 6th day of November, 1998.


                                   NATIONAL RURAL TELECOMMUNICATIONS COOPERATIVE


                                   /s/
                                   -----------------------------------------
                                   By:



                                   INTEK GLOBAL CORP.


                                   /s/
                                   -----------------------------------------
                                   By:




                                   INTEK LICENSE ACQUISITION CORP.


                                   /s/
                                   -----------------------------------------
                                   By:


                                      4